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                                                                     EXHIBIT 3.2

                      SECOND AMENDED AND RESTATED BY-LAWS
                                       OF
                               FORE SYSTEMS, INC.


                       (AS AMENDED THROUGH MARCH 5, 1997)


                                   ARTICLE I
                            MEETINGS OF STOCKHOLDERS

SECTION 1 -- PLACE OF MEETINGS

         Meetings of the stockholders shall be held at such place within or without the State of Delaware as shall be designated by the Board of Directors or the person or persons calling the meeting.

SECTION 2 -- ANNUAL MEETINGS

         The annual meeting of the stockholders of the Corporation shall be held during the month of July at such time and on such date as shall be determined by the Board of Directors, or during such other month, at such time and on such date, as the Board shall otherwise fix, for the purpose of electing directors and for the transaction of such other business as may lawfully come before the meeting.

SECTION 3 -- SPECIAL MEETINGS

         Subject to the rights of the holders of any class or series of capital stock having a preference over the common stock as to dividends or upon liquidation, special meetings of the stockholders may be called at any time only by the President and Chief Executive Officer or the Board of Directors.

SECTION 4 -- NOTICE OF MEETINGS

         A written notice of every meeting of stockholders specifying the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote thereat, not less than 10 days nor more than 60 days before the date of the meeting, unless a greater period of time is required by law in a particular case.

         When a meeting is adjourned to another time or place it shall not be necessary to give any notice of the adjourned meeting, other than by announcement at the meeting at which such


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adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

         Whenever written notice is required to be given under the provisions of these By-laws, a waiver thereof in writing, signed by the person entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, the meeting need be specified in the waiver of notice of such meeting.

SECTION 5 -- RECORD DATE

         In order to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed, then the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 6 -- QUORUM

         The presence in person or by proxy of the holders of a majority of the shares entitled to vote at a meeting shall constitute a quorum. The stockholders present at a duly organized meeting can continue to do business until adjourned, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. If a meeting cannot be organized because a quorum has not attended, those present in person or by proxy shall have the power, except as otherwise provided by statute, to adjourn the meeting to such time and place as they may determine, but in the case of any meeting called for the election of directors, those who attend the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors.

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SECTION 7 -- ACTION BY STOCKHOLDERS; VOTING

         (a) Except as may be otherwise provided by statute, the Amended and Restated Certificate of Incorporation or these By-Laws, (i) each stockholder of record present in person or by proxy shall be entitled, at every stockholders' meeting, to one vote for each share of capital stock having voting power standing in the name of such stockholder on the books of the Corporation, and
(ii) the affirmative vote of a majority of the shares present in person or represented by proxy at a duly organized meeting and entitled to vote on the subject matter shall be the act of the stockholders.

         (b) Voting by the stockholders, for the election of directors or on any other matter, may but need not be by written ballot.

         (c) Prior to the Corporation becoming subject to the periodic reporting requirements of Section 13 of the Securities Exchange Act of 1934, as amended, with respect to any class of its capital stock, any action required to be taken or which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to the Secretary or to its offices in Warrendale, Pennsylvania, by hand or by certified or registered mail. Every written consent shall bear the date of signature of each stockholder who signs such consent. No written consent shall be effective unless, within sixty days of the date the Corporation, a written consent or consents signed by a sufficient number of stockholders to take the action referred to therein are delivered to the Corporation in the manner prescribed in this subsection.

SECTION 8 -- ADVANCE NOTICE OF STOCKHOLDER-PROPOSED BUSINESS AT ANNUAL MEETINGS

         (a) At an annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting.

         (b) To be properly brought before an annual meeting, business must be either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the

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Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board, or (iii) otherwise properly brought before the meeting by a stockholder.

         (c) In addition to any other applicable requirements for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 60 days prior to the meeting.

         (d) A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Corporation's capital stock which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

         (e) Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 8.

         (f) The chairman of an annual meeting shall, if the facts warrant, determine that business was not properly brought before the meeting in accordance with the provisions of this Section 8, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

                                   ARTICLE II
                                   DIRECTORS

SECTION 1 -- POWERS OF DIRECTORS

         The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which shall exercise all powers that may be exercised or performed by the Corporation and that are not by statute, the Certificate of Incorporation or these By-Laws directed to be exercised or performed by the stockholders.


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SECTION 2 -- NUMBER, ELECTION, AND TERM OF OFFICE

         The number of members of the Board of Directors shall be not less than three (3) nor more than nine (9), as determined from time to time by the Board of Directors. The directors need not be stockholders of the Corporation. The directors shall be divided into three (3) classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third (1/3) of the total number of directors constituting the entire Board of Directors. Effective immediately upon the filing of the Amended and Restated Certificate of Incorporation of the Corporation on February 28, 1994, Class I directors shall serve for a term ending upon the annual meeting of stockholders held in the Corporation's fiscal 1995 year, Class II directors shall serve for a term ending upon the annual meeting of stockholders held in Corporation's fiscal 1996 year and Class III directors shall serve for a term ending upon the annual meeting of stockholders held in Corporation's fiscal 1997 year. At each succeeding annual meeting of stockholders beginning with the annual meeting of stockholders held in the Corporation's fiscal 1995 year, successors to the class of directors whose term expires at such annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, incapacitation or removal from office, and except as otherwise required by law. In the event such election is not held at the annual meeting of stockholders, it shall be held at any adjournment thereof or a special meeting.

SECTION 3 -- PROCEDURE FOR NOMINATION OF DIRECTORS

         (a) Only persons nominated in accordance with the following procedures shall be eligible for election as directors, except as may otherwise be provided by the terms of the Corporation's Amended and Restated Certificate of Incorporation with respect to the rights of holders of any class or series of preferred stock to elect directors under specified circumstances.



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         (b) Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors, by any nominating committee or person appointed by the Board, or by any stockholder of the Corporation entitled to vote for election of directors at the meeting who complies with the notice procedures set forth in this Section 3. Nominations other than those made by or at the direction of the Board of Directors or any nominating committee or person appointed by the Board shall be made pursuant to timely notice in proper written form to the Secretary of the Corporation.

         (c) To be timely, a stockholder's request to nominate a person for director, together with the written consent of such person to serve as a director, must be received by the Secretary of the Corporation not less than 60 days prior to the date fixed for the meeting. To be in proper written form, such stockholder's notice shall set forth in writing:

                  (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director (A) the name, age, business address and residence address for such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of capital stock of the Corporation which are beneficially owned by such person and (D) such other information relating to such person as is required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and

                  (ii) as to the stockholder giving the notice (A) the name and address, as they appear on the Corporation's books, of such stockholder and (B) the class and number of shares of capital stock of the Corporation which are beneficially owned by such stockholder.

The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

         (d) No persons shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein and in the Corporation's Certificate of Incorporation. The chairman of any meeting shall, if the facts so warrant, determine that a nomination was not made in accordance with the procedures prescribed by the Corporation's Amended and Restated Certificate of Incorporation and By-Laws, and if he should so determine, he shall so declare to the meeting and the defective nomination(s) shall be disregarded.



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SECTION 4 -- VACANCIES

         (a) Except as otherwise required by law, any vacancy on the Board of Directors that results from an increase in the number of directors shall be filled only by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors shall be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor and shall hold office until the next election of the class for which such director shall have been chosen, and until his or her successor shall be elected and qualified. A director may be removed only for cause by the stockholders.

         (b) Notwithstanding the foregoing, whenever the holders of any one or more classes or series of stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Corporation's Amended and Restated Certificate of Incorporation applicable thereto and such directors so elected shall not be divided into classes pursuant to Section 2 of this Article II, in each case unless expressly provided by such terms.

SECTION 5 -- MEETINGS OF DIRECTORS

         Regular meetings of the Board of Directors shall be held without notice at such times and places as the Board may from time to time designate. Special meetings of the Board of Directors may be called at any time by the President and Chief Executive Officer or by any two directors. It shall be the duty of the Secretary, upon being so requested, to call such meetings by giving at least 24 hours' notice in writing, by telephone or other oral message or by telegraph to each member of the Board. A director may, however, in any instance waive such notice insofar as he is concerned either by attendance at the meeting or by signing a waiver either before or after such meeting. Except as otherwise provided in these By-Laws, a majority of the total number of directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.


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SECTION 6 -- INFORMAL ACTION

         Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

SECTION 7 -- TELEPHONE PARTICIPATION IN MEETINGS

         Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board of Directors or such committee by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 7 shall constitute presence in person at such meeting.

SECTION 8 -- EXECUTION OF DOCUMENTS AND INSTRUMENTS

         Notwithstanding any subsequent provisions of these By-Laws, the Board shall have power from time to time by resolution to prescribe by what officers or agents particular documents or instruments, or particular classes of documents or instruments, shall be signed, countersigned, endorsed or executed, provided, however, that any person, firm or corporation may and shall be entitled to accept and to act upon any document or instrument signed, countersigned, endorsed or executed by officers or agents of the Corporation pursuant to the provisions of these By-Laws unless prior to receipt of such document or instrument such person, firm or corporation has been furnished with a certified copy of a resolution of the Board prescribing a different signature, counter-signature, endorsement or execution.

SECTION 9 -- COMPENSATION OF DIRECTORS

         The Board of Directors shall have the authority to fix the compensation of directors or to determine that no compensation shall be paid to directors for their services as directors. Directors may receive such compensation (in cash or otherwise) for their services as the Board shall determine; in addition, compensation and expenses of attendance may be allowed for attendance at each regular or special meeting of the Board. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees of the Board may be allowed compensation for attending meetings. Additional compensation may be made to any director for special service rendered.


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                                  ARTICLE III
                                   COMMITTEES

SECTION 1 -- EXECUTIVE COMMITTEE

         The Board of Directors may by resolution designate one or more directors in addition to the Chairman of the Board to constitute an Executive Committee. The Chairman of the Board shall be a member of the Executive Committee by virtue of his office. The Executive Committee, in the intervals between the meetings of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, including without limitation adopting a certificate of ownership and merger pursuant to Section 253 (or any amended or successor provision) of the Delaware General Corporation Law, except that the Executive Committee shall not have any power or authority (a) in reference to amending the Corporation's Amended and Restated Certificate of Incorporation, adopting an agreement of merger or consolidation under Sections 251 or 252 (or any amended or successor provisions) of the Delaware General Corporation Law, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-Laws of the Corporation, (b) to declare a dividend or to authorize the issuance of stock (other than upon the exercise by the holders thereof of stock options granted by authority of the Board of Directors or any duly constituted Committee thereof or upon authority granted in a resolution of the Board of Directors), or (c) to change the number of directors or fill any vacancy in the Board of Directors or any committee thereof. A majority of the Executive Committee shall constitute a quorum.

SECTION 2 -- AUDIT COMMITTEE

         The Board of Directors may by resolution designate two or more directors to constitute an Audit Committee, provided that a majority of the members of the Audit Committee shall be independent directors. For purposes of this Section 2, "independent director" shall mean a person other than an officer or employee of the Corporation or its subsidiaries or any other person having a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board shall designate from such Committee a chairman, who shall continue to be chairman of the Committee at the pleasure of the Board of Directors.


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SECTION 3 -- OTHER COMMITTEES

         The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more other committees, each of which shall consist of one or more directors. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Each such committee shall have and may exercise such powers and authority of the Board of Directors in the management of the business and affairs of the Corporation as the Board shall provide in the resolution designating such committee, except as otherwise provided by statute.

SECTION 4 -- DESIGNATION BY COMMITTEES OF ALTERNATE MEMBERS

         In the absence or disqualification of any member of any committee other than the Executive Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Alternate members of the Executive Committee shall be designated only by a majority of the whole Board.

SECTION 5 -- COMMITTEE PROCEDURE

         The Board of Directors may establish reasonable rules and regulations for the conduct of the proceedings of any committee and may appoint a chairman of the committee who shall be a member thereof and a secretary of the committee who need not be a member thereof. To the extent that the Board shall not exercise such powers, they may be exercised by the committee, subject always to the power of the Board to change such action.

SECTION 6 -- COMMITTEE MEETINGS

         Each committee shall meet at the call of its chairman or any two regular members of such committee upon 24 hours' written or oral notice to each member of such committee. The presence or telephone participation of members (regular or alternate) of any committee equal in number to a majority of the members of a committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members present at or so participating in any meeting at which a quorum is present shall be the act of the committee.


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SECTION 7 -- COMMITTEE REPORTS

         At each regular meeting of the Board of Directors, each committee shall report to the Board the substance of all action taken by such committee since the date of its last report to the Board. Each report shall be filed with the minutes of the meeting of the Board of Directors to which it is presented, as part of the corporate records.

SECTION 8 -- TERM OF COMMITTEES

         Each committee of the Board of Directors shall serve at the pleasure of the Board.

                                   ARTICLE IV
                                    OFFICERS

SECTION 1 -- ENUMERATION

         The Chairman of the Board, the Chief Executive Officer, the President, the Treasurer and the Secretary of the Corporation shall be elected or appointed by the Board of Directors. In addition, the Board of Directors may, in its discretion, elect a Chief Operating Officer. The Board may also elect or appoint such Executive Vice Presidents (if any), Senior Vice Presidents (if any), Vice Presidents (if any) and Assistants (if any) to any officers as the Board shall from time to time determine. In addition, the Board may appoint or designate, and/or may delegate to the Chief Executive Officer the power to appoint or designate, such other Vice Presidents (if any) in non-officer capacities, as the Board, or the Chief Executive Officer acting pursuant to authority delegated by the Board, shall from time to time determine. The Chairman of the Board shall be a member of the Board of Directors. Any two or more offices may be held by the same person.

SECTION 2 -- CHAIRMAN OF THE BOARD

         The Chairman of the Board shall preside at meetings of the Board of Directors and at all meetings of stockholders and shall perform such other duties and have such powers as may from time to time be designated by the Board of Directors. The Chairman of the Board, by virtue of his office, shall be a member of the Executive Committee.



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SECTION 3 -- CHIEF EXECUTIVE OFFICER

         The Chief Executive Officer shall be the chief executive officer of the Corporation and shall, subject to the control of the Board of Directors, have direct charge of the business and daily affairs of the Corporation. The Chief Executive Officer shall perform all duties incident to the office of a chief executive officer of a corporation and such other duties as from time to time may be assigned to him by the Board of Directors. He may sign, with the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certificates of stock of the Corporation; he may sign and execute, in the name of the Corporation, all authorized deeds, leases, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall have been expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The Chief Executive Officer may appoint such officers (to the extent that the roles of such officers are not enumerated herein), non-officer Vice Presidents (to the extent that the authority so to appoint such non-officer Vice Presidents shall have been delegated by the Board), agents and employees, in addition to those who may be elected or appointed by the Board, as he shall from time to time deem necessary for the proper conduct of the business of the Corporation and he may fix their compensation and terminate their employment.

SECTION 4 -- PRESIDENT

         The President shall perform all duties assigned to him from time to time by the Chief Executive Officer or by the Board of Directors and shall have that responsibility for overseeing the operations of the Corporation which is not delegated to the Chief Operating Officer (if any). If requested by the Chief Executive Officer or by the Board of Directors, the President may sign all certificates, documents or other instruments which Section 3 of this
Article IV authorizes the Chief Executive Officer to sign.

SECTION 5 -- CHIEF OPERATING OFFICER

         The Chief Operating Officer shall perform all duties assigned to him from time to time by the Chief Executive Officer, by the President or by the Board of Directors and shall have such responsibility for overseeing the operations of the Corporation as shall be delegated to him by the President. If requested by the Chief Executive Officer, by the President or by the Board of Directors, the Chief Operating Officer may sign all certificates, documents or other instruments which Section 3 of this Article IV authorizes the Chief Executive Officer to sign.



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SECTION 6 -- EXECUTIVE VICE PRESIDENT, SENIOR VICE PRESIDENT AND VICE PRESIDENT

         The Executive Vice President, Senior Vice President or Vice President (together, the "Vice Presidential Officers"), in the absence or disability or at the request of the Chief Executive Officer, shall perform the duties and exercise the functions of the President, and when so acting shall have the powers of the President. If there be more than one Vice Presidential Officer, the Chief Executive Officer shall determine which one or more of the Vice Presidential Officers shall perform any of the duties or exercise any of such functions, or if such determination is not made by the Chief Executive Officer, the Board of Directors, the Executive Committee or the Chairman of the Board shall make such determination. Any Vice Presidential Officer shall have such powers and perform such duties as from time to time may be assigned to him by the Board of Directors, the Chief Executive Officer or these By-Laws. In the absence or disability of any Vice Presidential Officer, his Assistant shall perform the duties and may exercise the power of such Vice Presidential Officer.

SECTION 7 -- SECRETARY

         The Secretary shall keep the minutes of the meetings of the stockholders and the Board of Directors and of the Executive Committee in books provided for the purpose; he shall see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; he shall be custodian of the records and of the corporate seal or seals of the Corporation; he shall see that the corporate seal is affixed to all documents, the execution of which, on behalf of the Corporation, under its seal, is duly authorized and when so affixed may attest the same; and, in general, he shall perform all duties incident to the office of a secretary of a corporation, and such other duties as from time to time may be assigned to him by the Chief Executive Officer or the Board of Directors. The Secretary may sign, with the Chief Executive Officer or with the President, certificates of stock of the Corporation. In the absence or disability of the Secretary, any Assistant Secretary shall perform the duties and may exercise the power of the Secretary.

SECTION 8 -- TREASURER

         The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Chief Executive Officer or the Board of Directors; he shall render to the Chief Executive


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Officer and to the Board of Directors, whenever requested, an account of the financial condition of the Corporation; he may sign, with the Chief Executive Officer, certificates of stock of the Corporation; and, in general, he shall perform all the duties incident to the office of a treasurer of a corporation, including the investment of funds of the Corporation, and such other duties as from time to time may be assigned to him by the Chief Executive Officer or the Board of Directors. In the absence or disability of the Treasurer, any Assistant Treasurer shall have the same authority as the Treasurer.

SECTION 9 -- OTHER OFFICERS

         The powers and duties of each other officer who may from time to time be chosen by the Board of Directors or the Chief Executive Officer shall be as specified by, or pursuant to authority delegated by, the Board of Directors, or by the Chief Executive Officer, as the case may be, at the time of the appointment of such other officer or from time to time thereafter. In addition, each officer designated as an assistant officer shall assist in the performance of the duties of the officer to which he or she is assistant, and shall have the powers and perform the duties of such officer during the absence or inability to act of such officer.

SECTION 10 -- NON-OFFICER VICE PRESIDENTS

         The Board, or the Chief Executive Officer acting pursuant to authority delegated by the Board, may appoint or designate such number of additional Vice Presidents who shall not be officers of the Corporation ("non-officer Vice Presidents") as they may deem advisable. Each non-officer Vice President shall have such powers and duties as shall be specified by the Board of Directors or the Chief Executive Officer, or, as the case may be, at the time of the appointment of such non-officer Vice President or from time to time thereafter.

SECTION 11 -- TERM AND COMPENSATION

         Officers and non-officer Vice Presidents shall be elected or appointed by the Board of Directors or (to the extent that the role of such officer or non-officer Vice President is not enumerated herein) appointed by the Chief Executive Officer, from time to time, to serve at the pleasure of the Board or the Chief Executive Officer, as the case may be. Each officer shall hold office until his or her successor is elected or appointed and qualified, or until his or her earlier resignation or removal, and each non-officer Vice President shall serve in such capacity until his resignation or removal from such position. Any officer or non-officer Vice President may resign at any time upon written


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notice to the Corporation. The compensation of all officers and non-officer Vice
Presidents shall be fixed from time to time by, or pursuant to authority delegated by, the Board of Directors, or by the Chief Executive Officer, as the case may be.

                                   ARTICLE V
                                INDEMNIFICATION

SECTION 1 -- INDEMNIFICATION RIGHT

         The Corporation shall indemnify, to the fullest extent now or hereafter permitted by law, each director, officer or employee of the Corporation who was or is a party to or a witness in or is threatened to be made a party to or a witness in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was an authorized representative of the Corporation, against all expenses (including attorneys' fees and disbursements), judgments, fines (including excise taxes and penalties), and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

SECTION 2 -- ADVANCEMENT OF EXPENSES

         The Corporation shall pay expenses (including attorneys' fees and disbursements) incurred by a director or officer of the Corporation referred to in Section 1 of this Article V in defending or appearing as a witness in any civil or criminal action, suit or proceeding described in Section 1 of this
Article V in advance of the final disposition of such action, suit or proceeding. The expenses incurred by such director or officer in his capacity as a director or officer of the Corporation shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding only upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts advanced if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation because he has not met the standard of conduct set forth in the first sentence of Section 5 of this
Article V.

SECTION 3 -- INDEMNIFICATION OF OTHERS

         The Corporation may, as determined by the Board of Directors from time to time, indemnify to the fullest extent now or hereafter permitted by law, any person who was or is a party to or a witness in or is threatened to be made a party to or a witness in, or is otherwise involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an authorized representative of the Corporation, against all expenses (including attorneys' fees and disbursements), judgments, fines (including excise taxes and penalties), and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. Subject to Section 2 of this Article V, the Corporation may, as determined by the Board of Directors from time to time, pay expenses incurred by any such person by reason of his participation in any action, suit or proceeding referred to in this Section 3 in advance of the final disposition of such action, suit or proceeding.

SECTION 4 -- RELIANCE; NONEXCLUSIVE

         Each director and officer of the Corporation shall be deemed to act in such capacity in reliance upon such rights of indemnification and advancement of expenses as are provided in this Article V. The rights of indemnification and advancement of expenses provided by this Article V shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors, statute or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office or position, and shall continue as to a person who has ceased to be an authorized representative of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such person.

SECTION 5 -- DETERMINATION OF INDEMNIFICATION

         Any indemnification under this Article V shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the authorized representative is proper in the circumstances because such person has acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

SECTION 6 -- INSURANCE

         The Corporation may purchase and maintain insurance on behalf of any person referred to in Sections 1 or 3 of this Article V against any liability asserted against such person and incurred by such person in any capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article V.

SECTION 7 -- BORROWING BY CORPORATION

         The Board of Directors, without approval of the stockholders, shall have the power to borrow money on behalf of the Corporation, including the power to pledge the assets of the Corporation, from time to time to discharge the Corporation's obligations with respect to indemnification and the advancement and reimbursement of expenses referred to in this Article V.

SECTION 8 -- CONTINUATION OF INDEMNITY

         For purposes of this Article V, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its authorized representatives, so that any person who is or was an authorized representative of such constituent corporation shall stand in the same position under this Article V with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

SECTION 9 -- AUTHORIZED REPRESENTATIVE

         For the purposes of this Article V, the term "authorized representative" shall mean a director, officer, employee or agent of the Corporation or of any subsidiary of the Corporation, or a trustee, custodian, administrator, committeeman or fiduciary of any employee benefit plan established and maintained by the Corporation or by any subsidiary of the Corporation, or a person serving another corporation, partnership, joint venture, trust or other enterprise in any of the foregoing capacities at the request of the Corporation.

                                   ARTICLE VI
                                 CAPITAL STOCK

SECTION 1 -- ISSUANCE OF STOCK

         Shares of capital stock of any class now or hereafter authorized, securities convertible into or exchangeable for such stock, or options or other rights to purchase such stock or securities, may be issued or granted in accordance with authority granted by resolution of the Board of Directors.

SECTION 2 -- STOCK CERTIFICATES

         Certificates for shares of the capital stock of the Corporation shall be in the form adopted by the Board of Directors, may be signed by the President and Chief Executive Officer and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and may be sealed with the seal of the Corporation. All such certificates shall be numbered consecutively, and the name of the person owning the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the books of the Corporation.

SECTION 3 -- TRANSFER OF STOCK

         Shares of capital stock of the Corporation shall be transferred only on the books of the Corporation, by the holder of record in person or by the holder's duly appointed representative, upon surrender to the Corporation or a transfer agent or agents appointed by the Board of Directors of the certificate for such shares, duly endorsed for transfer, together with such other documents (if any) as may be required to effect such transfer.

SECTION 4 -- LOST, STOLEN, DESTROYED, OR MUTILATED CERTIFICATES

         New stock certificates may be issued to replace certificates alleged to have been lost, stolen, destroyed or mutilated, upon such terms and conditions, including proof of loss or destruction and the giving of a satisfactory bond of indemnity, as the Board of Directors may from time to time determine.

SECTION 5 -- REGULATIONS

         The Board of Directors shall have power and authority to make all such rules and regulations not inconsistent with these By-Laws as it may deem expedient concerning the issue, transfer, and registration of shares of capital stock of the Corporation.

SECTION 6 -- HOLDERS OF RECORD

         The Corporation shall be entitled to treat the holder of record of any share or shares of capital stock of the Corporation as the holder and owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or right, title, or interest in, such share or shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

                                  ARTICLE VII
                               GENERAL PROVISIONS

SECTION 1 -- CORPORATE SEAL

         The Corporation may adopt a seal in such form as the Board of Directors shall from time to time determine.

SECTION 2 -- FISCAL YEAR

         The fiscal year of the Corporation shall be as designated by the Board of Directors from time to time.

SECTION 3 -- AUTHORIZATION

         All checks, notes, vouchers, warrants, drafts, acceptances and other orders for the payment of moneys of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

SECTION 4 -- FINANCIAL REPORTS

         Financial statements or reports shall be sent to the stockholders of the Corporation annually, but, except as may be required by law, the scope of such statements or reports shall be within the discretion of the Board of Directors and such statements or reports shall not be required to have been examined by or to be accompanied by an opinion of an accountant or firm of accountants.

SECTION 5 -- SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

         Each year, in advance of the annual meeting of stockholders, the Audit Committee of the Board of Directors shall select the firm of independent public accountants to audit the books and accounts of the Corporation for the fiscal year ending March 31

(or such other fiscal year end as shall have been designated by the Board of Directors pursuant to Section 2 of this Article VII) following such annual meeting. Such selection shall be submitted for ratification or rejection by the stockholders at the annual meeting. If the selection should not receive approval by the holders of a majority of the common stock of the Corporation represented at such annual meeting, other independent public accountants will be considered for selection by the Audit Committee.

SECTION 6 -- EFFECT OF BY-LAWS

         No provision in these By-Laws shall vest any property right in any stockholder.

                                  ARTICLE VIII
                              AMENDMENT OF BY-LAWS

         The authority to adopt, amend or repeal By-Laws of the Corporation is expressly conferred upon the Board of Directors, which may take such action by the affirmative vote of a majority of the whole Board of Directors at any regular or special meeting duly convened after notice of that purpose, subject always to the power of the stockholders to adopt, amend or repeal By-Laws.


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